CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-294232 on Form S-6 of our report dated April 28, 2026, relating to the financial statement of FT 12883, comprising FT Laddered Buffer and Target Income ETF Allocation, Series 1, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 28, 2026